Exhibit 31.3

CERTIFICATION PURSUANT TO
RULE 13a-14(a), AS ADOPTED PURSUANT TO
SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Charles M. Brown, certify that:

1.	I have reviewed this annual report on Form 10-K/A for the year ended April 30, 2013 of Flow International Corporation;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Charles M. Brown
Charles M. Brown
Principal Executive Officer
August 28, 2013